SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 19, 2006

                   Universal Stainless & Alloy Products, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                      000-25032                25-1724540
   ----------------------------       --------------         -------------------
  (State or other jurisdiction         (Commission           (IRS Employer
   of incorporation)                   File Number)          Identification No.)


                600 Mayer Street, Bridgeville, Pennsylvania       15017
     --------------------------------------------------------- -------------
               (Address of principal executive offices)        (Zip code)

       Registrant's telephone number, including area code: (412) 257-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

/  /    Written communications pursuant to Rule 425 under the Securities Act (17
        CFR 230.425)
/  /    Soliciting  material pursuant to Rule 14a-12 under the Exchange Act  (17
        CFR  240.14a-12)
/  /    Pre-commencement  communications  pursuant  to  Rule 14d-2(b)  under the
        Exchange  Act (17 CFR  240.14d-2(b))
/  /    Pre-commencement communications  pursuant  to Rule  13e-4(c)  under  the
        Exchange  Act  (17 CFR 240.13e-4(c))

Item 2.02.        Results of Operations and Financial Condition.

              On October 19, 2006, Universal Stainless and Alloy Products, Inc. issued a press release regarding its earnings for the third quarter ended September 30, 2006. A copy of the press release is attached hereto.

              The information in this Current Report on Form 8-K, including the attached press release, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.


                                      By:  /s/ Richard M. Ubinger
                                           -------------------------------------
                                           Vice President of Finance,
                                           Chief Financial Officer and Treasurer

Dated:  October 19, 2006

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]


CONTACTS: Richard M. Ubinger                                   June Filingeri
          Vice President of Finance,                           President
          Chief Financial Officer and Treasurer                Comm-Partners LLC
          (412) 257-7606                                       (203) 972-0186

FOR IMMEDIATE RELEASE
---------------------

  UNIVERSAL STAINLESS REPORTS RECORD SALES AND EARNINGS FOR THIRD QUARTER 2006
                  - EPS REACHES $0.86 ON $55 MILLION IN SALES -

                  BRIDGEVILLE, PA, OCTOBER 19, 2006 - UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC. (NASDAQ: USAP) reported today that net income for the third quarter of 2006 rose 73% to a record $5.7 million, or $0.86 per diluted share, on a 28% increase in sales, which reached a record $55.1 million. This compares with net income of $3.3 million, or $0.51 per diluted share, and sales of $43.1 million reported in the third quarter of 2005.

                  Third quarter 2006 results exceeded the Company's forecast of diluted EPS of $0.65 to $0.70 and sales of $45 to $50 million.

                  Net income for the nine-month period ended September 30, 2006 rose 50% to a record $14.2 million, or $2.15 per diluted share, on a 16% increase in sales, which reached a record $148.1 million. In the prior year period net income was $9.5 million, or $1.47 per diluted share, and sales were $128.0 million.

                  President and CEO Mac McAninch commented: "Continued robust aerospace demand, coupled with strong petrochemical and power generation markets, enabled us to achieve record results for the third quarter of 2006. Sales were further accelerated by the rapid increase in the cost of nickel, a major component of stainless steel, which increased the prices of our products due to the effect of the surcharge mechanism. Our Dunkirk operation also benefited from continued workforce additions, the timing of feedstock procurement and effective cost management. As a result, Dunkirk's sales reached $20 million and its operating margin rose to a record 19% of sales."

USAP REPORTS RECORD 2006 THIRD QUARTER RESULTS                        - PAGE 2 -

                  Mr. McAninch continued: "Our investment in a sixth vacuum-arc remelt (VAR) furnace and the addition of milling machines and a plate flattener in Bridgeville enabled us to take advantage of our market opportunity and work down some of our substantial backlog. We completed installation of a seventh VAR furnace ahead of schedule this summer and expect to see a full-quarter benefit in the first quarter of 2007."

                  Mr. McAninch concluded: "We remain optimistic about the balance of the year even though we expect to see the normal seasonal patterns come into play in December and have developed our forecast accordingly. We see favorable conditions in our end markets continuing into 2007 and beyond."

SEGMENT REVIEW
--------------
         In the third quarter of 2006, the Universal Stainless & Alloy Products segment had record sales of $47.2 million and operating income of $4.0 million, yielding an operating margin of 9%. This compares with third quarter 2005 sales of $40.0 million and operating income of $4.0 million, or 10% of sales. In the second quarter of 2006, sales were $45.7 million and operating income was $5.8 million, or 13% of sales. The reduction in operating margin in the 2006 third quarter is primarily due to higher material costs incurred in comparison to prior quarters.

         The 18% increase in sales from the 2005 third quarter reflects the contribution of the new vacuum-arc remelt furnace installed in December 2005 and additional milling machines and a plate flattener added in the 2006 first quarter. It also was due to higher product prices and a favorable product mix, including growth in shipments to forgers and of bar and plate products to service centers and OEMs. The 3% sales increase over the 2006 second quarter mainly reflected increased shipments of semi-finished product to rerollers and forgers and of bar products to service centers offset by lower shipments of tool steel plate to service centers.

         The Dunkirk Specialty Steel segment reported record sales for the 2006 third quarter of $19.8 million and record operating income of $3.8 million, resulting in an operating margin of 19%. This compares with sales of $14.0 million and operating income of $1.8 million, or 13% of sales, in the third quarter of 2005. In the second quarter of 2006 sales were $16.2 million and operating income of $2.3 million, resulting in an operating margin of 14%.

USAP REPORTS RECORD 2006 THIRD QUARTER RESULTS                        - PAGE 3 -

         Dunkirk's sales increased 42% over the 2005 third quarter and 23% over the 2006 second quarter. Operating income increased 117% from the prior year third quarter and rose 69% from the 2006 second quarter. The growth in sales and profitability was due to the previously mentioned factors, including the effect of the surcharge mechanism, workforce additions that helped increase throughput and effective cost management. In addition to increased sales to service centers and OEMs in the 2006 third quarter, Dunkirk's sales to redrawers rose substantially from the previous quarter due to a large shipment of rod product requiring special chemistry.

BUSINESS OUTLOOK
----------------
The following statements are based on the Company's current expectations. These statements are forward-looking, and actual results may differ materially.

         The Company estimates that fourth quarter 2006 sales will range from $45 to $50 million and that diluted EPS will range from $0.70 to $0.75. This compares with sales of $42.0 million and diluted EPS of $0.55 in the fourth quarter of 2005.

         The following factors were considered in developing these estimates:

o The Company's total backlog at September 30, 2006 remained at high levels, approximating $124 million compared to $128 million at June 30, 2006.

o Despite continued strong end market demand, the Company expects normal year-end plant closings and inventory adjustments by its customers as well as trucking constraints to impact its sales company-wide. In line with this, sales from the Dunkirk Specialty Steel segment are expected to approximate $17 million in the fourth quarter of 2006.

WEBCAST
-------
         A simultaneous Webcast of the Company's conference call discussing the third quarter of 2006 and the fourth quarter outlook, scheduled at 10:00 a.m. (Eastern) today, will be available on the Company's website at www.univstainless.com, and thereafter archived on the website. A telephone replay of the conference call will be available beginning at 12:00 noon
(Eastern) today and continuing through October 26th. It can be accessed by dialing 706-645-9291, passcode 7722080. This is a toll call.

USAP REPORTS RECORD 2006 THIRD QUARTER RESULTS                        - PAGE 4 -

ABOUT UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
------------------------------------------------
         Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets a broad line of semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to rerollers, forgers, service centers, original equipment manufacturers and wire redrawers.

FORWARD-LOOKING INFORMATION SAFE HARBOR
---------------------------------------
EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT ARE MADE PURSUANT TO THE "SAFE HARBOR" PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED RESULTS. THOSE RISKS INCLUDE, AMONG OTHERS, RISKS ASSOCIATED WITH THE RECEIPT, PRICING AND TIMING OF FUTURE CUSTOMER ORDERS, RISKS ASSOCIATED WITH SIGNIFICANT FLUCTUATIONS THAT MAY OCCUR IN RAW MATERIAL AND ENERGY PRICES, RISKS ASSOCIATED WITH THE MANUFACTURING PROCESS AND PRODUCTION YIELDS, RISKS RELATED TO PROPERTY, PLANT AND EQUIPMENT AND RISKS RELATED TO THE ULTIMATE OUTCOME OF THE COMPANY'S CURRENT AND FUTURE LITIGATION AND REGULATORY MATTERS. CERTAIN OF THESE RISKS AND OTHER RISKS ARE DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) OVER THE LAST 12
MONTHS, COPIES OF WHICH ARE AVAILABLE FROM THE SEC OR MAY BE OBTAINED UPON REQUEST FROM THE COMPANY.

                           - FINANCIAL TABLES FOLLOW -

                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
                              FINANCIAL HIGHLIGHTS
              (Dollars in thousands, except per share information)
                                   (Unaudited)

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                               For the Quarter Ended         For the Nine-Months Ended
                                                      September 30,                     September 30,
                                                  2006           2005           2006              2005
                                                  ----           ----           ----              ----
NET SALES
Stainless steel                              $  41,726      $  35,573       $  110,159       $   103,397
Tool steel                                       5,408          4,805           18,645            15,181
High-strength low alloy steel                    4,529          1,506           10,322             4,270
High-temperature alloy steel                     2,932            587            7,045             2,323
Conversion services                                461            569            1,694             2,533
Other                                               54             57              201               275
                                                ------         ------        ---------          --------
    Total net sales                             55,110         43,097          148,066           127,979
Cost of products sold                           42,912         35,692          116,924           106,299
Selling and administrative expenses              3,038          2,043            8,173             6,335
                                                ------         ------        ---------          --------
    Operating income                             9,160          5,362           22,969            15,345
Interest expense                                  (275)          (223)            (810)             (595)
Other income                                         2              -                6                63
                                                ------         ------        ---------          --------
    Income before taxes                           8,887          5,139           22,165            14,813
Income tax provision                              3,199          1,850            7,979             5,333
                                                -------        -------       ----------         ---------
    Net income                               $    5,688     $    3,289      $    14,186      $      9,480
                                                =======        =======       ==========         =========


Earnings per share - Basic                   $     0.88     $     0.52      $      2.21    $         1.49
                                                =======        ========      ==========         =========
Earnings per share - Diluted                 $     0.86     $     0.51      $      2.15    $         1.47
                                                =======        ========      ==========         =========

Weighted average shares of
Common Stock outstanding
    Basic                                     6,443,570      6,383,464        6,429,089         6,365,947
    Diluted                                   6,615,784      6,490,056        6,596,787         6,469,953

--------------------------------------------------------------------------------------------------------------------------
                           MARKET SEGMENT INFORMATION

                                               For the Quarter Ended         For the Nine-Months Ended
                                                      September 30,                     September 30,
                                                 2006           2005            2006              2005
                                                 ----           ----            ----              ----
NET SALES
Service centers                              $  26,394      $  18,039       $   75,750      $     53,396
Rerollers                                        9,856          9,762           25,080            33,040
Forgers                                         10,614          8,572           25,035            22,742
Original equipment manufacturers                 4,421          3,148           13,976             8,070
Wire redrawers                                   3,310          2,949            6,330             7,934
Conversion services                                461            569            1,694             2,533
Other                                               54             58              201               264
                                               -------        -------        ---------        ----------
    Total net sales                          $  55,110      $  43,097       $  148,066       $   127,979
                                               =======        =======        =========        ==========
Tons shipped                                    13,636         11,952           38,421            40,565
                                               =======        =======        =========        ==========

                            BUSINESS SEGMENT RESULTS

UNIVERSAL STAINLESS & ALLOY PRODUCTS SEGMENT


                                               For the Quarter Ended          For the Nine-Months Ended
                                                     September 30,                       September 30,
                                                 2006           2005             2006             2005
                                                 ----           ----             ----             ----
NET SALES
Stainless steel                              $  28,342     $   23,551       $   74,353      $     68,864
Tool steel                                       4,852          4,569           17,466            14,723
High-strength low alloy steel                    2,107            574            5,036             1,887
High-temperature alloy steel                       931            507            2,690             2,235
Conversion services                                321            466            1,243             2,122
Other                                               39             57              151               217
                                                ------        -------        ---------        ----------
                                                36,592         29,724          100,939            90,048
Intersegment                                    10,599         10,248           31,089            25,506
                                                ------        -------        ---------        ----------
    Total net sales                             47,191         39,972          132,028           115,554
Material cost of sales                          24,055         20,876           61,809            59,156
Operation cost of sales                         16,965         13,651           49,700            41,734
Selling and administrative expenses              2,124          1,428            5,679             4,324
                                                ------        -------        ---------        ----------
    Operating income                         $   4,047    $     4,017      $    14,840      $     10,340
                                                ======        =======        =========        ==========


DUNKIRK SPECIALTY STEEL SEGMENT
                                               For the Quarter Ended          For the Nine-Months Ended
                                                       September 30,                    September 30,
                                                 2006           2005            2006              2005
                                                 ----           ----            ----              ----
NET SALES
Stainless steel                              $  13,384      $  12,022       $   35,806      $     34,533
Tool steel                                         556            236            1,179               458
High-strength low alloy steel                    2,422            932            5,286             2,383
High-temperature alloy steel                     2,001             80            4,355                88
Conversion services                                140            103              451               411
Other                                               15              -               50                58
                                                ------        -------        ---------        ----------

                                                18,518         13,373           47,127            37,931
Intersegment                                     1,317            617            2,874             2,098
                                                ------        -------        ---------        ----------
    Total net sales                             19,835         13,990           50,001            40,029
Material cost of sales                          10,847          8,190           27,756            21,746
Operation cost of sales                          4,263          3,428           12,216            10,817
Selling and administrative expenses                914            615            2,494             2,011
                                                ------        -------        ---------        ----------
    Operating income                         $   3,811     $    1,757      $     7,535     $       5,455
                                                ======        =======        =========        ==========

                           CONSOLIDATED BALANCE SHEET

                                                        September 30,         December 31,
                                                                 2006                 2005
                                                                 ----                 ----
ASSETS
Cash                                                     $          614    $             620
Accounts receivable, net                                         37,784               27,963
Inventory                                                        63,455               51,398
Deferred taxes                                                    1,835                1,084
Other current assets                                              1,525                1,706
                                                           ------------       --------------
    Total current assets                                       105,213                82,771
Property, plant & equipment, net                                49,381                45,761
Other assets                                                       500                   495
                                                           -----------        --------------
    Total assets                                         $     155,094     $         129,027
                                                           ===========        ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Trade accounts payable                                   $      18,345     $          12,579
Accrued employment costs                                         4,919                 2,958
Deferred revenue                                                 2,882                   384
Outstanding checks in excess of bank balance                     2,547                 3,101
Current portion of long-term debt                                2,414                 1,555
Other current liabilities                                        2,037                   530
                                                           -----------        --------------

    Total current liabilities                                   33,144                21,107
Bank revolver                                                    7,153                 6,117
Long-term debt                                                   9,427                11,200
Deferred taxes                                                   9,486                 9,600
                                                           -----------        --------------
    Total liabilities                                           59,210                48,024
Stockholders' equity                                            95,884                81,003
                                                           -----------        --------------
    Total liabilities and stockholders' equity           $     155,094     $         129,027
                                                           ===========        ==============




                    CONSOLIDATED STATEMENT OF CASH FLOW DATA
                  For the Nine-Month Period Ended September 30,

                                                                   2006               2005
                                                                   ----               ----
Cash flows provided by operating activities:
  Net income                                            $       14,186    $          9,480
  Adjustments to reconcile to net cash
    provided by operating activities:
      Depreciation and amortization                              2,460               2,301
      Loss on retirement of fixed assets                             -                 705
      Deferred tax (decrease) increase                            (879)                193
      Stock based compensation expense                             369                   -
      Tax benefit from exercise of stock options                     -                 173
      Excess tax benefits from share-based
         payment arrangements                                     (179)                  -
  Changes in assets and liabilities:
      Accounts receivable, net                                  (9,821)             (4,530)
      Inventory                                                (12,057)            (12,889)
      Trade accounts payable                                     5,766                 (32)
      Deferred revenue                                           2,498                 310
      Accrued employment costs                                   1,961               1,466
      Other, net                                                 1,204               1,483
                                                           -----------       -------------
Cash flow provided by operating activities                       5,508              (1,340)
                                                           -----------       -------------
Cash flow used in investing activities:
  Capital expenditures                                          (5,587)             (5,233)
                                                           -----------       -------------
Cash flow used in investing activities                          (5,587)             (5,233)
                                                           -----------       -------------
Cash flows provided by financing activities:
  Revolving credit net borrowings                                1,036                (197)
  Proceeds from long-term debt                                       -               8,050
  Deferred financing costs                                           -                 (48)
  Long-term debt repayments                                       (914)               (755)
  Net change in outstanding checks in excess
    of bank balance                                               (554)                248
  Proceeds from issuance of common stock                           326                 554
  Excess tax benefits from share-based payment
arrangements                                                       179                   -
                                                           -----------       -------------
Cash flow provided by financing activities                          73               7,852
                                                           -----------       -------------
    Net cash flow                                       $           (6)   $          1,279
                                                           ===========       =============


